Exhibit 4.3

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 10, 2008, by and among SCHNITZER STEEL INDUSTRIES, INC., an Oregon corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., a banking corporation organized under the laws of Japan (“BTM”), CITICORP USA, INC., a Delaware corporation (“Citicorp”), FIRST HAWAIIAN BANK, a Hawaii corporation (“First Hawaiian”), COMERICA WEST INCORPORATED, a Delaware corporation (“Comerica”), HSBC BANK USA, N.A., a national banking association (“HSBC Bank”), JPMORGAN CHASE BANK, N.A., a national banking association (“JPMorgan Chase”), THE NORTHERN TRUST COMPANY, an Illinois banking corporation (“Northern Trust”), PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC Bank” and together with Bank of America, Wells Fargo, U.S. Bank, BTM, Citicorp, First Hawaiian, Comerica, HSBC Bank, JPMorgan Chase and Northern Trust collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as issuer of letters of credit (in such capacity, the “L/C Issuer”).

RECITALS

A. The Borrower, the Lenders, the Administrative Agent and the L/C Issuer are parties to that certain Amended and Restated Credit Agreement dated as of November 8, 2005, as amended by that certain Amendment to Amended and Restated Credit Agreement dated as of July 3, 2007 (as the same has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make revolving loans and the L/C Issuer has agreed to issue letters of credit to or for the account of the Borrower.

B. The Credit Agreement contains certain covenants binding upon the Borrower, including the delivery of quarterly financial statements pursuant to Section 6.01(b) of the Credit Agreement and the maintenance of a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) pursuant to Section 7.11(b) of the Credit Agreement.

C. The Borrower has understood, interpreted and administered Section 6.01(b) of the Credit Agreement to not require the delivery of a schedule of shareholder’s equity with the quarterly financial statements delivered for the fist three fiscal quarters of each year and has understood and interpreted the definition of the Consolidated Fixed Charge Coverage Ratio to exclude stock repurchases from the calculation of such ratio as used in Section 7.11(b) of the Credit Agreement and has reflected such understanding and interpretation in its reporting pursuant to Section 6.02(a) of the Credit Agreement, and has requested that the Lenders, the L/C Issuer and the Administrative Agent amend the Credit Agreement to conform certain of its terms to be consistent with the Borrower’s understanding, interpretation and administration of the

Credit Agreement, which the Lenders, the L/C Issuer and the Administrative Agent have agreed to do, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

AGREEMENT

1. Definitions; Interpretation. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement as amended by this Amendment. The rules of construction and interpretation specified in Sections 1.02 and 1.05 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.

2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

(a) Amendment to Section 1.01. In the definition of “Consolidated Fixed Charge Coverage Ratio,” the phrase “and payments (including any sinking fund or similar deposit) paid in cash on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest in the Borrower” is deleted.

(b) Amendment to Section 6.01. In subsection (b) of Section 6.01 the words “shareholders’ equity” and the comma immediately preceding such words are deleted.

3. Conditions to Effectiveness. Notwithstanding anything contained herein to the contrary, Section 2 of this Amendment shall be effective as of November 8, 2005; provided that each of the following conditions is fully and concurrently satisfied not later than 5:00 p.m., Seattle time, on June 13, 2008:

(a) Delivery of Amendment. The Borrower, Lenders sufficient to constitute the Required Lenders and the Administrative Agent shall have executed and delivered counterparts of this Amendment to the Administrative Agent;

(b) Consent of Guarantors. The Administrative Agent shall have received the Consent of Guarantors in the form of Exhibit A attached hereto, executed by each of the Guarantors; and

(c) Other Documents. The Administrative Agent and the Lenders shall have received such other documents, instruments, and undertakings as the Administrative Agent and such Lender may reasonably request.

4. Administrative Agent Authorization. The Lenders hereby authorize and instruct the Administrative Agent to execute and deliver this Amendment.

5. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

6. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Administrative Agent, the Lenders and the L/C Issuer of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Administrative Agent, any Lender or the L/C Issuer to forbear or execute similar amendments under the same or similar circumstances in the future.

7. Miscellaneous.

(a) Integration. This Amendment, together with the other Loan Documents, comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersede all prior agreements, written or oral, on such subject matter.

(b) Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Governing Law. This Amendment shall be governed by and construed in accordance with, the law of the state of Washington applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent, each Lender and the L/C Issuer shall retain all rights arising under Federal law.

(e) Oral Agreements Not Enforceable.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Lenders and the L/C Issuer signing below have caused this Amendment to be duly executed as of the date first above written.

SCHNITZER STEEL INDUSTRIES, INC.

By:

Name:	Rob Stone

Title:	Vice President & Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:	Dora A. Brown

Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:

Name:	Timothy G. Holsapple

Title:	SENIOR VICE PRESIDENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:

Name:

Title:

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BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:	James L. Franzen

Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:

Name:

Title:

4

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:

Name:	Richard J. Ameny, Jr.

Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:

Name:	Victor Pierzchalski

Title:	Authorized Signatory

CITICORP USA, INC., as a Lender

By:

Name:

Title:

FIRST HAWAIIAN BANK, as a Lender

By:

Name:

Title:

COMERICA WEST INCORPORATED, as a Lender

By:

Name:

Title:

HSBC BANK USA, N.A., as a Lender

By:

Name:

Title:

5

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:

Name:

Title:

CITICORP USA, INC., as a Lender

By:

Name:

Title:

FIRST HAWAIIAN BANK, as a Lender

By:

Name:	Paula C.H. Chang

Title:	Vice President

COMERICA WEST INCORPORATED, as a Lender

By:

Name:

Title:

HSBC BANK USA, N.A., as a Lender

By:

Name:

Title:

5

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:

Name:

Title:

CITICORP USA, INC., as a Lender

By:

Name:

Title:

FIRST HAWAIIAN BANK, as a Lender

By:

Name:

Title:

COMERICA WEST INCORPORATED, as a Lender

By:

Name:	Poonam A. Patel

Title:	Corporate Banking Officer

HSBC BANK USA, N.A., as a Lender

By:

Name:

Title:

5

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:

Name:

Title:

CITICORP USA, INC., as a Lender

By:

Name:

Title:

FIRST HAWAIIAN BANK, as a Lender

By:

Name:

Title:

COMERICA WEST INCORPORATED, as a Lender

By:

Name:

Title:

HSBC BANK USA, N.A., as a Lender

By:

Name:	Mike A. Mitchell

Title:	Vice President, Commercial Banking

JPMORGAN CHASE BANK, N.A., as a Lender

By:

Name:	Clara Sohan

Title:	Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By:

Name:

Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

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JPMORGAN CHASE BANK, N.A., as a Lender

By:

Name:

Title:

THE NORTHERN TRUST COMPANY, as a Lender

By:

Name:	Brandon Rolek

Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:

Name:

Title:

THE NORTHERN TRUST COMPANY, as a Lender

By:

Name:

Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:

Name:	Marc C. Van Horn

Title:	Credit Officer

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